Exhibit 10.2


                            NON-COMPETITION AGREEMENT

      This NON-COMPETITION AGREEMENT (the "Agreement") is made as of February 19, 2004, by and between COLLECTORS UNIVERSE, INC., a Delaware corporation ("Seller"), and SPECTRUM NUMISMATICS INTERNATIONAL, INC., a California corporation ("Buyer").

                                R E C I T A L S:

      A. Concurrently herewith, Seller and Buyer are entering into that certain Asset Purchase Agreement dated of even date herewith (the "Asset Purchase Agreement"), pursuant to which Buyer is acquiring the Auction Businesses and purchasing, or acquiring the right to use, a substantial portion of the operating assets of those Businesses, including all of the goodwill associated with the conduct of those Businesses (the "Acquired Assets"), all as more fully described in the Asset Purchase Agreement.

      B. Seller has agreed, in the Asset Purchase Agreement, to execute and deliver this Non-Competition Agreement and the Seller's execution and delivery thereof is a condition precedent to the effectiveness of the Asset Purchase Agreement.

      NOW, THEREFORE, in satisfaction of the above referenced condition and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged by the parties, it is agreed as follows:

      1. Definitions and Interpretive Rules.

            1.1 Unless otherwise defined in this Agreement, terms with initial capital letters contained in the above Recitals to, or elsewhere in, this Agreement (including the term "Auction Businesses") shall have the meanings ascribed to them in the Asset Purchase Agreement.

            1.2 For purposes of this Agreement, the following terms shall have the respective meanings set forth hereinafter in this Section 1.2:

      (a) For purposes of this Agreement, a Person shall be deemed to be an "Affiliate" of another Person if, at the time the determination of Affiliation is to be determined, (i) the other Person is a Parent (as defined below) of the Person, (ii) the Other Person is a Subsidiary of the Person or of any Parent of the Person

      (b) The term "Competitive Business" means the conduct or management of a business or venture that (1) acquires, by purchase or consignment, Collectible Coins or Collectible Sports Memorabilia (as such terms are defined in the Asset Purchase Agreement) for sale at in-person, telephonic and internet auctions, (2) conducts in-person, telephonic and internet auctions at which such Collectible Coins or Collectible Sports Memorabilia are sold, or (3) is making preparations to engage any of the foregoing.

      (c) The term "Grading Services" means services that consist of any or all of the following: (i) grading the quality of, (ii) authenticating the genuineness or authenticity of, (iii) certifying the grade of quality assigned to or authenticity of, and (iv) providing any service or device designed to reduce the incidence of (or to help identify) forgeries of Collectible Coins, Collectible Sports Memorabilia or any other collectibles, to or for owners, dealers, sellers, purchasers and consignees of such collectibles, including Competitive Businesses (collectively, "Grading Customers"). The term "Grading Business" means a business engaged in providing any Grading Services to any Grading Customers.

      (d) The term "Parent" of a Person shall mean any corporation or other entity that acquires beneficial ownership of common stock possessing, either directly or indirectly (through one or more entities), more than fifty percent (50%) of the total combined voting power of that Person. Accordingly if any corporation or other entity acquires beneficial ownership of common stock of Seller possessing, either


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directly or indirectly (through one or more entities), more than fifty percent
(50%) of the total combined voting power of Seller, such corporation or other entity shall, for purposes of this Agreement, be the Parent of Seller.

      (e) The term "Person" shall mean a natural person, corporation, limited liability company, limited or general partnership or a joint venture, trust, unincorporated organization or other entity.

      (f) The term "Restrictive Period" shall mean the period commencing on the date hereof and ending on the fifth (5th) anniversary of the date hereof.

      (g) The term "Restricted Territory" shall mean any state, city or other locality in the United States of America, Europe and Asia.

      (h) The term "Seller-Related Parties" shall mean any Parent of Seller and any Subsidiary of Seller or of Parent.

      (i) The term "Subsidiary" of a Person shall mean any corporation or other entity more than fifty percent (50%) of the voting stock or other equity ownership interests of which are held, directly or indirectly (through one or more entities), by such Person or, by an Affiliate of such Person.

            1.3 This Agreement is the result of arms'-length negotiations between the parties hereto and no provision hereof, because of any ambiguity found to be contained therein or otherwise, shall be construed against a party by reason of the fact that such party or its legal counsel was the draftsman of that provision. The section, subsection and any paragraph headings contained herein are for the purpose of convenience only and are not intended to define or limit or affect, and shall not be considered in connection with, the interpretation of any of the terms or provisions of this Agreement. Unless otherwise indicated expressly or by the context in which such terms are found elsewhere in this Agreement, (1) the term "or" shall not be exclusive, (2) the term "including" shall mean "including, but not limited to" and (3) the terms "herein," "hereof," "hereto," "hereunder" and other terms similar to such terms shall refer to this Agreement as a whole and not merely to the specific section, subsection, paragraph or clause where such terms may appear. The Recitals to this Agreement are fully incorporated into and are an integral part of this Agreement.

      2. Non-Competition Covenants and Certain Acknowledgements.

            2.1 Non-Competition Covenants. Except as otherwise permitted by
Section 2.2 hereof, during the Restrictive Period, neither Seller nor any Seller-Related Parties shall directly or indirectly:

                  B.    (a)   conduct or engage in any Competitive Business in
        the Restricted Territory; or

                  C.    (b)   acquire, invest in, operate, control, manage, own
        or have any ownership interest in, or participate or become or be a partner, member, joint venturer, shareholder or owner, or consultant, advisor or agent of, any Competitive Business, or with any Person that engages in, or to the best knowledge of Seller is preparing to engage in, any Competitive Business, anywhere in the Restricted Territory; or

                  (c) provide marketing, promotional, management, consulting, advisory or financial assistance to any Person that engages in. or to the best knowledge of Seller is preparing to engage in, any Competitive Business anywhere in the Restricted Territory.


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            2.2 Limited Exceptions. Notwithstanding the foregoing, or any other provision contained herein to the contrary:

                  (a) Seller and any of the Seller-Related Parties may own shares of voting stock of any corporation whose shares are listed for trading on any stock exchange or on the Nasdaq National Market or Nasdaq SmallCap Market, without thereby breaching its covenants contained in this Agreement, provided that the aggregate number of voting shares of any such corporation that may be owned, in the aggregate, by the Seller and the Seller-Related Parties shall not exceed five percent (5%) of such corporation's voting stock so long as Seller does not in fact have the power to control, or direct the management of that corporation.

                  (b) Seller and the Seller-Related Parties shall be entitled, and it shall not be a breach of this Agreement (including Section 2.1(c) above), for Seller or any of the Seller Related Parties, to acquire, invest in, operate, control, manage, own, participate or have any ownership interest in, or to sell or otherwise transfer, or become or be a partner, member, joint venturer, shareholder or owner, consultant, advisor or agent of: (1) any Grading Business that provides, in the ordinary course, any Grading Services to or for any Competitive Business, or with any Person that engages in any Competitive Business, anywhere in the Restricted Territory; (2) subject to Paragraph 2.3 below, any business that, in the ordinary course, provides services (other than or in addition to those currently being provided by Seller's Grading Services) that facilitate or enhance commerce, trading or dealing in Collectible Coins or Collectible Sports Memorabilia (such as, by way of illustration but not limitation, Seller's sportscard set registry program) (hereinafter "Value Added Services") for any Competing Businesses anywhere in the Restricted Territory; provided, however, that in no event shall Value Added Services include conducting, managing, or controlling the conduct of any auctions anywhere in the Restricted Territory for Seller's account or for the account of any other Person; (3) sell or consign Seller's Collectible Inventory (as defined in the Asset Purchase Agreement) to any Competitive Business if Buyer does not exercise its option to purchase such Collectibles Inventory pursuant to the Asset Purchase Agreement; (4) consign or sell to any Competitive Businesses any Collectible Coins or Collectible Sports Memorabilia that Seller or any of the Seller Related Parties may acquire as an incident to the conduct of any Grading Business or Value Added Services businesses and (5) the businesses described in Paragraph 2.2(c) and 2.2(d) below.

                  (c) Odyssey Publications, a wholly owned subsidiary of Seller ("Odyssey"), conducts an auction business which acquires, by purchase or consignment, and sells at auctions conducted by it or by direct sales methods, entertainment and historical memorabilia (but not Collectible Coins or Collectible Sports Memorabilia). Such historical memorabilia sometimes includes sports memorabilia that has been autographed by Persons associated therewith. Nothing in this Agreement shall restrict or preclude (1) Odyssey, or any Person that might purchases or otherwise acquire, hereafter, Odyssey or its business, from continuing such business and the continuation thereof shall not constitute a breach of this Agreement, or (2) Seller or any of the Seller Related Parties from selling or otherwise transferring to any other Person, including to a Competitive Business, the stock or business and assets of Odyssey, provided that such assets do not include the Licensed Information. Notwithstanding the foregoing, however, nothing in this Agreement, including the proviso contained in the immediately preceding sentence, shall preclude Seller, Odyssey or any successor to the business of Seller or Odyssey from using or transferring information concerning Odyssey's customers, consignors or vendors even if some of those customers, consignors or vendors also are Auction Business Customers, Auction Business Consignors or Auction Business Vendors (as defined in the Asset Purchase Agreement).

                  (d) David Hall Rare Coins ("DHRC"), a division of Seller, purchases and sells collectible coins by direct retail methods, but does not conduct auctions. Nothing in this Agreement shall restrict or preclude (1) DHRC or any Person that might purchase or otherwise acquire, hereafter, DHRC or its business, from continuing such business and the continuation thereof shall not constitute a breach of this Agreement, or (2) Seller or any of the Seller Related Parties from selling or otherwise transferring to any other Person, including to a Competitive Business, the business and assets of DHRC, provided that such assets do not include the Licensed Information. Notwithstanding the foregoing, however, nothing in this Agreement, including the proviso contained in the immediately preceding sentence shall preclude Seller, DHRC, any purchaser of DHRC's business or assets or any successor of DHRC from using or transferring


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information concerning DHRC's customers or vendors, even if some of those customers or vendors also are Auction Business Customers, Auction Business Consignors or Auction Business Vendors.

            2.3 Covenants Related to Value Added Services. If, during the Restrictive Period, Seller offers any Value Added Services to any Competitive Business, Seller shall offer such Value Added Services to Buyer on substantially the same terms and at the same time as Seller has offered to provide such Services to such other Competitive Business (subject to variations in terms to take account of differences in the sizes and locations of and in the volume of Value Added Services that such Businesses may elect to purchase from Seller or any of the Seller Related Parties).

      3. Informational Use Restrictions and Confidentiality Obligations.

            3.1 Confidentiality Obligations and Use Restrictions. During the period commencing on the date hereof and ending on the tenth (10th) anniversary of the date hereof (the "Confidentiality Period"), neither Seller nor any of the Seller-Related Parties shall directly or indirectly (1) use any of the Licensed Information (as defined in the Asset Purchase Agreement), for or in connection with the conduct of any Competitive Business, or (2) disclose, furnish, make available, license, transfer or permit the use in any manner any of the Licensed Information to any Person that is conducting or is engaged or, to the best knowledge of Seller, is making preparations to engage, in the conduct of any Competitive Business.

            3.2 Certain Exceptions. Notwithstanding the foregoing or anything to the contrary that may be contained elsewhere in this Agreement:

                  (a) The use restrictions and confidentiality obligations set forth in Section 3.1 above shall not apply to any of the Licensed Information which is or becomes lawfully available from any third parties without breaching any confidentiality agreement, including a breach of this Agreement by Seller or any of the Seller-Related Parties;

                  (b) Without breaching or violating this Agreement:

                        (i) Seller or any of the Seller-Related Parties may disclose or furnish any of the Licensed Information pursuant to subpoena or other legal process, or upon making a good faith determination (after consultation with its outside legal counsel) that such disclosure is required to be made under applicable law , but in any such event it shall be obligated to comply with the procedure set forth in Section 3.3 below;

                        (ii) As owner of the Licensed Information, Seller is free to use and permit any of the Seller-Related Parties to use any of the Licensed Information in connection with the conduct of any businesses, provided, however, that (A) any such use with respect to DHRC shall be subject to the restrictions set forth in Section 2.1(8) of the Asset Purchase Agreement, and (B) all such businesses shall be bound by all of the terms and provisions of this Agreement;

                        (iii) Seller and any of the Seller-Related Parties shall be free during the Confidentiality Period to disclose or otherwise furnish to any other Person (a "Third Party"), and to license any Third Party to use, any of the Licensed Information, provided that such Third Party (1) is not engaged in or, to Seller's best knowledge, is not planning to engage in, a Competitive Business, and (2) expressly agrees, in writing, to be bound by all the terms and provisions of this Section 3 and Sections 4, 5, 7, 10 and 11 of this Agreement;

                        (iv) During the Confidentiality Period, Seller or any of the Seller-Related Parties may sell or otherwise transfer ownership of any of the Licensed Information to any Third Party, whether by operation of law or otherwise, as part of or in connection with a sale or other transfer to such Third Party (or any Subsidiary thereof) of (1) a majority or more of the outstanding shares of Seller or of any Seller Related Party (whether by outright sale of shares or a

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      merger or Reorganization (as defined in the California Corporations Code),
      (2) substantially all of the assets of Seller, or of any Seller Related Party or of any businesses conducted by any of them, provided that such Third Party agrees, in writing, that it shall be bound by all of the terms and provisions of this Agreement.

            3.3 Seller's Responsibilities on Receipt of Subpoena, etc. In the event that any Seller or any Seller-Related Party is served with a subpoena or other legal process requiring the disclosure of, or determines that it is required under applicable law to disclose, any of the Auction Business Confidential Information or Licensed Information, then (1) before disclosing such Information Seller or any of the Seller-Related Businesses shall promptly notify Buyer, in writing, of the receipt of such subpoena or other legal process or of such determination (as the case may be), which notice shall be accompanied by a copy of such subpoena or other legal process or the law or regulations that have been determined to require such disclosure and (2) thereafter shall, at the expense of Buyer, cooperate with any efforts undertaken by Buyer to quash such subpoena or other legal process or to obtain a protective order, as Buyer deems appropriate.

            3.4 Auction Business Confidential Information. In accordance with the Asset Purchase Agreement, Buyer and its Affiliates are purchasing and succeeding to the ownership of the Auction Business Confidential Information that has great value in the Auction Businesses and the unauthorized disclosure of which could be detrimental to the interests of Buyer or its Affiliates. Seller acknowledges and agrees that the Auction Business Confidential Information is the exclusive property of Buyer and its Affiliates. Accordingly, Seller shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate any Auction Business Confidential Information to any third party, except as permitted by the Asset Purchase Agreement.

      4. Equitable Remedies. Seller agrees that its covenants and the restrictions contained in Sections 2 and 3 of this Agreement are reasonable and necessary in order to protect the goodwill of the Auction Businesses that Buyer is acquiring from Seller, and that any violation of any such covenants or restrictions by any of the Seller-Related Parties would result in irreparable injuries to Buyer, for which damages would not be an adequate remedy. Therefore, Seller hereby acknowledges and agrees that, in the event of the occurrence of such a violation or breach or threatened breach by Seller or any of the Seller-Related Parties, Buyer shall be entitled, to obtain, from any court of competent jurisdiction, a temporary restraining order, temporary, preliminary and permanent injunctive relief, or other equitable remedy that may then be available for purposes of restraining Seller or any of the Seller-Related Parties from any actual or threatened breach of its obligations, without proving damages or posting a bond,. or thereby limiting any other rights and remedies that Buyer may have hereunder or under applicable law by reason of such violation breach or threatened breach. The rights and remedies of Buyer under this Agreement are cumulative and shall not be exclusive, and Buyer shall be entitled to pursue all legal and equitable rights and remedies and to secure performance of the obligations and duties under this Agreement, and the enforcement of one or more of such rights and remedies shall in no way preclude Buyer from pursuing, at the same time or subsequently, any and all other rights and remedies available to it.

      5. Scope of Covenants. Seller agrees that if, in any judicial proceeding, the geographic coverage of the covenant contained in Section 2 hereof or the period of time specified in Section 2 or Section 3 hereof should be adjudged unreasonable, then, such geographic coverage or such period of time, as the case may be, shall be reduced to the extent necessary to enable the court to enforce the covenants and restrictions in Sections 2 and 3 to the fullest extent permitted under applicable law.

      6. Amendment and Waiver. No term or condition of this Agreement may be waived, amended or modified except by means of a written instrument duly executed by the parties to be charged therewith. No waiver of any provision, performance or default hereunder in any instance shall be construed as a continuing waiver of such provision, performance or default or a waiver of any other provision, performance or default or a waiver of any future performance or default.

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      7. Adjudication Fees and Expenses. In the event of a controversy, claim or dispute between any of the parties hereto arising out of or relating to this Agreement, or the breach thereof, the prevailing party shall be entitled to recover its reasonable attorneys' fees, expenses and costs.

      8. Entire Agreement. This Agreement, together with the provisions of the Asset Purchase Agreement relating to the Auction Business Confidential Information and the Licensed Information, constitutes all of the agreements of the parties with respect to, and supersedes all prior agreements and understandings (written or oral) relating to, the subject matter of this Agreement. This Agreement may not be modified or amended except by a written instrument specifically referring to this Agreement signed by the parties hereto.

      9. Inurement and Binding Nature of Agreement. This Agreement shall inure to the benefit of Buyer and its successors and assigns and shall be binding on Seller and its successors and assigns.

      10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to its conflicts of laws provisions.

      11. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES SUCH PARTY'S RIGHTS TO A TRIAL BY JURY WITH RESPECT IN ANY LEGAL PROCEEDING THAT MAY BE BROUGHT AS A RESULT OF ANY CLAIM, CONTROVERSY OR DISPUTE BETWEEN THE PARTIES RELATING TO OR ARISING OUT OF THIS AGREEMENT AND EACH PARTY EXPRESSLY AND IRREVOCABLY AGREES THAT THE TRIER OF FACT IN ANY SUCH PROCEEDING SHALL BE THE JUDGE.

      12. Counterparts. This Agreement may be executed by the parties in separate counterparts hereof and, provided that each party has executed and delivered a counterpart hereof, this Agreement shall be effective despite the fact that the parties have not executed the same counterpart hereof. Each of such signed counterparts, and any facsimiles or photocopies thereof, shall be deemed an original and all of such signed counterparts and any facsimiles or photocopies thereof, when taken together, shall constitute but one and the same instrument.




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      IN WITNESS WHEREOF, this Non-Competition Agreement has been executed by the parties hereto as of the date and year first above written.



"Seller":                     COLLECTORS UNIVERSE, INC.
                              a Delaware corporation




                              By: /s/ MICHAEL HAYNES
                                 ------------------------------------
                                  Michael Haynes, CEO


"Buyer":                      SPECTRUM NUMISMATICS INTERNATIONAL, INC.
                              a California corporation



                              By: /s/ GREGORY N. ROBERTS
                                 ------------------------------------
                                  Gregory N. Roberts, President




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